Exhibit 99.1

FOR IMMEDIATE RELEASE:	CONTACT:
Geoff High, Vice President of Investor Relations
303-604-3924

DMC GLOBAL REPORTS FIRST QUARTER FINANCIAL RESULTS

•Consolidated first quarter sales were $73.6 million, down 15% sequentially and down 27% from Q1 2019 as the COVID-19 pandemic drove a sharp decline in oil and gas demand and well completion activity
•Gross margin was 33%, down from 35% in Q4 2019 and 36% in Q1 2019
•Operating income decreased to $6.3 million from $20.5 million in Q1 2019
•Net income was $4.2 million, or $0.28 per diluted share; while adjusted net income* was $5.3 million, or $0.35 per diluted share
•Adjusted EBITDA* of $11.3 million was down 36% sequentially and down 53% versus Q1 2019
•Net cash* (cash and cash equivalents less total debt) at March 31, 2020, was $2.9 million
•$2.3 million additional allowance recorded for doubtful accounts
•Dividend suspended to maintain liquidity during economic and industry downturn

BROOMFIELD, Colo. - April 23, 2020 - DMC Global Inc. (Nasdaq: BOOM) today reported financial results for its first quarter ended March 31, 2020.

Consolidated sales were $73.6 million, down 15% sequentially and down 27% versus the first quarter of 2019. The decline relates to lower demand for well perforating systems from DynaEnergetics, DMC’s oilfield products business. Well completion activity declined throughout the first quarter, as an oil supply-demand imbalance primarily associated with the COVID-19 pandemic drove a more than 65% decline in crude prices.

First quarter gross margin was 33% versus 35% in the 2019 fourth quarter and 36% in the 2019 first quarter. The decrease primarily was due to lower volume on fixed manufacturing overhead expenses at DynaEnergetics, less favorable project mix at NobelClad, and a lower proportion of sales at DynaEnergetics versus NobelClad.

Operating income was $6.3 million, down 69% from $20.5 million in the 2019 first quarter. The decline reflects lower sales, as well as an additional $2.3 million allowance for doubtful accounts. Adjusted operating income* was $7.5 million, and excludes $1.1 million in restructuring expense. The expense primarily relates to severance costs associated with a workforce reduction at DynaEnergetics.

Net income was $4.2 million, or $0.28 per diluted share, versus $15.2 million, or $1.01 per diluted share, in last year’s first quarter. Adjusted net income was $5.3 million, or $0.35 per diluted share.

First quarter adjusted EBITDA was $11.3 million, down 36% sequentially versus the $17.6 million reported in the 2019 fourth quarter, and down 53% from $23.9 million in the 2019 first quarter.

Net cash* (total cash and cash equivalents less total debt) at March 31, 2020, was $2.9 million, down from net cash of $6.1 million at December 31, 2019.

DynaEnergetics
First quarter sales at DynaEnergetics were $53.2 million, down 18% sequentially and down 33% from the 2019 first quarter. Gross margin was 37%, down from 38% in the fourth quarter of 2019 and 39% in last year’s first quarter. Operating income was $8.6 million versus $23.1 million in the comparable year-ago quarter. Excluding restructuring charges, adjusted operating income was $9.5 million versus $23.1 million in the 2019 first quarter. Adjusted EBITDA was $11.3 million versus $24.5 million in last year’s first quarter.

NobelClad
First quarter sales at NobelClad, DMC's composite metals business, were $20.3 million, down 7% sequentially and flat versus the 2019 first quarter. Gross margin was 25%, down from 27% in the fourth quarter of 2019 and 26% in last year's first quarter. Operating income was $1.5 million versus $1.8 million in the year-ago first quarter. Adjusted EBITDA was $2.4 million, down from $2.7 million in last year’s first quarter.

NobelClad’s trailing 12-month book-to-bill ratio at the end of the first quarter was 1.01, and its rolling 12-month bookings increased to $98 million from $90 million at December 31, 2019. Order backlog was $41.3 million versus $31.7 million at the end of the fourth quarter.

Management Commentary
President and CEO Kevin Longe said, “Global crude oil demand began to collapse late in the first quarter as efforts to contain the COVID-19 pandemic sharply reduced economic activity around the world. The demand decline has been exacerbated by rapidly rising crude supplies and dwindling storage capacity. In light of these challenges, we moved quickly to reduce our activity-based cost structure, limit spending and protect our balance sheet.”

Longe cited several recent cost-containment actions, including:
•A 32% reduction in DMC’s workforce, which primarily involved direct labor positions at DynaEnergetics
•The implementation of reduced work weeks at DynaEnergetics
•A 25% reduction in selling, general and administrative expense (SG&A) beginning in the 2020 second quarter as compared with quarterly SG&A in 2019
•A 50% reduction in DMC’s capital budget, which is now projected at approximately $13 million and is limited to maintenance programs and previously commenced projects
•The suspension of DMC’s quarterly dividend

Longe added, “We have entered a very challenging period in our primary markets, but we have done so with a strong financial position and a highly efficient operating structure. We intend to preserve our financial position through this downturn, while maintaining our focus on innovation and creating value for our customers.

“At DynaEnergetics, we expect to see increased adoption of our DynaStage™ (DS) Factory-assembled, Performance-assured™ perforating systems, which are the safest and most reliable in the market. Our DS systems reduce the number of people required at the well site and enable much faster assembly and deployment. Customers who adopt our systems can eliminate their assembly facilities, and reduce their investments in inventory and supply chain resources. These reductions significantly improve our customers’ returns on invested capital.”

Longe added, “NobelClad reported a strong start to 2020, as first-quarter bookings of $29 million were the second highest in five years. This led to a 30% sequential increase in NobelClad’s order backlog. One of NobelClad’s largest orders during the first quarter was related to a newly developed composite metals application for engineered wood manufacturing. While it is unclear what impact COVID-19 will have on medium-term customer activity, we remain optimistic about NobelClad’s long-term growth prospects.

“The current economic downturn has led to a severe disruption of our core energy markets. Operators and service companies are revising their activity plans daily, and we now anticipate second quarter well completions could be down by more than 60% year over year. This volatility has made it very difficult to forecast our near-term performance, and we therefore are not issuing financial guidance for the second quarter or full year. Despite these challenges, DMC is well positioned for long-term success. We have taken aggressive action to maintain our liquidity and reduce costs, which will enable us to continue our investments in new technology, product and market development. By concurrently focusing on innovation and financial strength, we are confident DMC will emerge from the downturn an even stronger company.”

Conference call information
Management will hold a conference call to discuss these results today at 5:00 p.m. Eastern (3:00 p.m. Mountain). The call is available live via the Internet at: https://www.webcaster4.com/Webcast/Page/2204/34192, or by dialing 844-407-9500 (862-298-0850 for international callers). No passcode is necessary. Webcast participants should access the website at least 15 minutes early to register and download any necessary audio software. A replay of the webcast will be available for 90 days and a telephonic replay will be available until May 7, 2020, by calling 877-481-4010 (919-882-2331 for international callers) and entering the Conference ID #34192.

*Use of Non-GAAP Financial Measures
Adjusted EBITDA, adjusted operating income, adjusted net income, adjusted gross margin, adjusted diluted earnings per share, net cash, and return on invested capital (ROIC) are non-GAAP (generally accepted accounting principles) financial measures used by management to measure operating performance and liquidity. Non-GAAP results are presented only as a supplement to the financial statements based on U.S. generally accepted accounting principles (GAAP). The non-GAAP financial information is provided to enhance the reader’s understanding of DMC’s financial performance, but no non-GAAP measure should be considered in isolation or as a substitute for financial measures calculated in accordance with GAAP. Reconciliations of the most directly comparable GAAP measures to non-GAAP measures are provided within the schedules attached to this release.

EBITDA is defined as net income plus or minus net interest plus taxes, depreciation and amortization. Adjusted EBITDA excludes from EBITDA stock-based compensation, restructuring and impairment charges and, when appropriate, other items that management does not utilize in assessing DMC’s operating performance (as further described in the attached financial schedules). Adjusted operating income is defined as operating income plus restructuring and impairment charges and, when appropriate, other items that management does not utilize in assessing DMC’s operating performance. Adjusted net income is defined as net income plus restructuring and impairment charges and, when appropriate, other items that management does not utilize in assessing DMC’s operating performance. Adjusted gross margin is defined as gross margin plus inventory write downs associated with restructuring. Adjusted diluted earnings per share is defined as diluted earnings per share plus restructuring and impairment charges and, when appropriate, other items that management does not utilize in assessing DMC’s operating performance. Net cash is defined as cash and cash equivalents less total debt. ROIC is based on Bloomberg Finance's most recent calculation methodology and is computed as trailing 12-month net operating profit after tax divided by average invested capital, where average of invested capital is calculated based on the average of invested capital for the current period and invested capital for the same period a year ago. None of these non-GAAP financial measures are recognized terms under GAAP and do not purport to be an alternative to net income as an indicator of operating performance or any other GAAP measure.

Management uses adjusted EBITDA in its operational and financial decision-making, believing that it is useful to eliminate certain items in order to focus on what it deems to be a more reliable indicator of ongoing operating performance. As a result, internal management reports used during monthly operating reviews feature adjusted EBITDA measures. Management believes that investors may find this non-GAAP financial measure useful for similar reasons, although investors are cautioned that non-GAAP financial measures are not a substitute for GAAP disclosures. In addition, management incentive awards are based, in part, on the amount of adjusted EBITDA achieved during relevant periods. EBITDA and adjusted EBITDA are also used by research analysts, investment bankers and lenders to assess operating performance. For example, a measure similar to adjusted EBITDA is required by the lenders under DMC’s credit facility.

Net cash is used by management to supplement GAAP financial information and evaluate DMC’s performance, and management believes this information may be similarly useful to investors. Adjusted operating income, adjusted net income, adjusted gross margin and adjusted diluted earnings per share are presented because management believes these measures are useful to understand the effects of restructuring and impairment charges on DMC’s operating income, net income and diluted earnings per share, respectively. ROIC is used by management as one measure of the effectiveness of DMC’s use of capital in its operations, and management believes it may be of similar usefulness to investors.

Because not all companies use identical calculations, DMC’s presentation of non-GAAP financial measures may not be comparable to other similarly titled measures of other companies. However, these measures can still be useful in evaluating the company’s performance against its peer companies because management believes the measures provide users with valuable insight into key components of GAAP financial disclosures. For example, a company with greater GAAP net income may not be as appealing to investors if its net income is more heavily comprised of gains on asset sales. Likewise, eliminating the effects of interest income and expense moderates the impact of a company’s capital structure on its performance.

All of the items included in the reconciliation from net income to EBITDA and adjusted EBITDA are either (i) non-cash items (e.g., depreciation, amortization of purchased intangibles and stock-based compensation) or (ii) items that management does not consider to be useful in assessing DMC’s operating performance (e.g., income taxes, restructuring and impairment charges). In the case of the non-cash items, management believes that investors can better assess the company’s operating performance if the measures are presented without such items because, unlike cash expenses, these adjustments do not affect DMC’s ability to generate free cash flow or invest in its business. For example, by adjusting for depreciation and amortization in computing EBITDA, users can compare operating performance without regard to different accounting determinations such as useful life. In the case of the other items, management believes that investors can better assess operating performance if the measures are presented without these items because their financial impact does not reflect ongoing operating performance.

About DMC
DMC Global is a diversified holding company. Our innovative businesses provide differentiated products and services to niche industrial and commercial markets around the world. DMC’s objective is to identify well-run businesses and strong management teams and support them with long-term capital and strategic, legal, technology and operating resources. Our approach helps our portfolio companies grow core businesses, launch new initiatives, upgrade technologies and systems to support their long-term strategy, and make acquisitions that improve their competitive positions and expand their markets. DMC’s culture is to foster local innovation versus centralized control, and stand behind our businesses in ways that truly add value. Today, DMC’s portfolio consists of DynaEnergetics and NobelClad, which collectively address the energy, industrial processing and transportation markets. Based in Broomfield, Colorado, DMC trades on Nasdaq under the symbol “BOOM.” For more information, visit the Company’s website at: http://www.dmcglobal.com

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Safe Harbor Language
Except for the historical information contained herein, this news release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, including projected 2020 capital expenditures and reductions in SG&A; our belief in increased sales of DynaStage systems; NobelClad’s backlog; our belief that well completions in the second quarter will decline by more than 60% year over year; and our ability to maintain our financial health during the downturn and emerge an even stronger company. Such statements and information are based on numerous assumptions regarding present and future business strategies, the markets in which we operate, anticipated costs and ability to achieve goals. Forward-looking information and statements are subject to known and unknown risks, uncertainties and other important factors that may cause actual results and performance to be materially different from those expressed or implied by such forward-looking information and statements, including but not limited to: our ability to realize sales from our backlog; our ability to obtain new contracts at attractive prices; the execution of purchase commitments by our customers, and our ability to successfully deliver on those purchase commitments; the size and timing of customer orders and shipments; changes to customer orders; product pricing and margins, fluctuations in customer demand; our ability to successfully execute and capitalize upon growth opportunities; the success of DynaEnergetics’ product and technology development initiatives; fluctuations in foreign currencies; fluctuations in tariffs and quotas; the cyclicality of our business; competitive factors; the timely completion of contracts; the timing and size of expenditures; the timing and price of metal and other raw material; the adequacy of local labor supplies at our facilities; current or future limits on manufacturing capacity at our various operations; the availability and cost of funds; our ability to access our borrowing capacity under our credit facility; impacts of COVID-19 and any preventive or protective actions taken by governmental authorities, including resulting economic recessions or depressions; and general economic conditions, both domestic and foreign, impacting our business and the business of the end-market users we serve; as well as the other risks detailed from time to time in our SEC reports, including the annual report on Form 10-K for the year ended December 31, 2019. We do not undertake any obligation to release public revisions to any forward-looking statement, including, without limitation, to reflect events or circumstances after the date of this news release, or to reflect the occurrence of unanticipated events, except as may be required under applicable securities laws.

DMC GLOBAL INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(Amounts in Thousands, Except Share and Per Share Data)
(unaudited)

	Three months ended			Change
	Mar 31, 2020	Dec 31, 2019	Mar 31, 2019	Sequential	Year-on-year
NET SALES	$73,564	$86,367	$100,135	-15%	-27%
COST OF PRODUCTS SOLD	49,094	56,146	63,730	-13%	-23%
Gross profit	24,470	30,221	36,405	-19%	-33%
Gross profit percentage	33.3%	35.0%	36.4%
COSTS AND EXPENSES:
General and administrative expenses	8,126	9,220	9,168	-12%	-11%
Selling and distribution expenses	8,527	6,944	6,309	23%	35%
Amortization of purchased intangible assets	354	355	398	—%	-11%
Restructuring expenses, net	1,116	13,203	78	-92%	1,331%
Total costs and expenses	18,123	29,722	15,953	-39%	14%
OPERATING INCOME	6,347	499	20,452	1,172%	-69%
OTHER INCOME (EXPENSE):
Other income (expense), net	115	(661)	(21)	117%	648%
Interest expense, net	(238)	(385)	(373)	38%	36%
INCOME BEFORE INCOME TAXES	6,224	(547)	20,058	1,238%	-69%
INCOME TAX PROVISION	2,069	4,741	4,888	-56%	-58%
NET INCOME (LOSS)	4,155	(5,288)	15,170	179%	-73%
NET INCOME (LOSS) PER SHARE
Basic	$0.28	$(0.36)	$1.02	178%	-73%
Diluted	$0.28	$(0.36)	$1.01	178%	-72%
WEIGHTED AVERAGE NUMBER OF SHARES OUTSTANDING:
Basic	14,697,164	14,640,110	14,606,052	—%	1%
Diluted	14,717,836	14,640,110	14,671,689	1%	—%
DIVIDENDS DECLARED PER COMMON SHARE	$0.125	$0.125	$0.020

DMC GLOBAL INC.
SEGMENT STATEMENTS OF OPERATIONS
(Amounts in Thousands)
(unaudited)

DynaEnergetics

	Three months ended			Change
	Mar 31, 2020	Dec 31, 2019	Mar 31, 2019	Sequential	Year-on-year
Net sales	$53,220	$64,604	$79,836	-18%	-33%
Gross profit	19,476	24,586	31,232	-21%	-38%
Gross profit percentage	36.6%	38.1%	39.1%
COSTS AND EXPENSES:
General and administrative expenses	3,832	3,516	3,722	9%	3%
Selling and distribution expenses	5,840	4,119	4,099	42%	42%
Amortization of purchased intangible assets	260	260	301	—%	-14%
Restructuring expenses	938	12,744	—	-93%	n/a
Operating income	8,606	3,947	23,110	118%	-63%
Adjusted EBITDA	$11,316	$18,472	$24,509	-39%	-54%

NobelClad

	Three months ended			Change
	Mar 31, 2020	Dec 31, 2019	Mar 31, 2019	Sequential	Year-on-year
Net sales	$20,344	$21,763	$20,299	-7%	—%
Gross profit	5,154	5,786	5,360	-11%	-4%
Gross profit percentage	25.3%	26.6%	26.4%
COSTS AND EXPENSES:
General and administrative expenses	974	1,324	1,244	-26%	-22%
Selling and distribution expenses	2,551	2,687	2,111	-5%	21%
Amortization of purchased intangible assets	94	95	97	-1%	-3%
Restructuring expenses, net	59	459	78	-87%	-24%
Operating income	1,476	1,221	1,830	21%	-19%
Adjusted EBITDA	$2,369	$2,390	$2,705	-1%	-12%

DMC GLOBAL INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(Amounts in Thousands)

			Change
	Mar 31, 2020	Dec 31, 2019	From year-end
	(unaudited)
ASSETS

Cash and cash equivalents	$16,451	$20,353	-19%
Accounts receivable, net	51,011	60,855	-16%
Inventory, net	61,445	53,728	14%
Other current assets	9,534	9,417	1%

Total current assets	138,441	144,353	-4%

Property, plant and equipment, net	106,817	108,234	-1%
Purchased intangible assets, net	5,199	5,880	-12%
Other long-term assets	18,483	18,954	-2%

Total assets	$268,940	$277,421	-3%

LIABILITIES AND STOCKHOLDERS’ EQUITY

Accounts payable	$29,020	$34,758	-17%
Contract liabilities	4,367	2,736	60%
Dividend payable	1,883	1,866	1%
Accrued income taxes	8,666	9,651	-10%
Current portion of long-term debt	3,125	3,125	—%
Other current liabilities	16,032	19,287	-17%

Total current liabilities	63,093	71,423	-12%

Long-term debt	10,406	11,147	-7%
Deferred tax liabilities	3,692	3,786	-2%
Other long-term liabilities	18,060	18,924	-5%
Stockholders’ equity	173,689	172,141	1%

Total liabilities and stockholders’ equity	$268,940	$277,421	-3%

DMC GLOBAL INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(Amounts in Thousands)
(unaudited)

	Three months ended
	Mar 31, 2020	Dec 31, 2019	Mar 31, 2019
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income (loss)	$4,155	$(5,288)	$15,170
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Depreciation	2,352	2,138	1,798
Amortization of purchased intangible assets	354	355	398
Amortization of deferred debt issuance costs	40	48	47
Stock-based compensation	1,118	1,296	1,171
Deferred income taxes	(160)	2,629	343
Loss on disposal of property, plant and equipment	13	187	—
Restructuring expenses, net	1,116	13,203	78
Change in working capital, net	(4,068)	14,930	(12,008)
Net cash provided by operating activities	4,920	29,498	6,997
CASH FLOWS FROM INVESTING ACTIVITIES:
Acquisition of property, plant and equipment	(5,121)	(4,833)	(6,601)
Proceeds on sale of property, plant and equipment	—	5	204
Net cash used in investing activities	(5,121)	(4,828)	(6,397)
CASH FLOWS FROM FINANCING ACTIVITIES:
(Repayments) borrowings on revolving loans, net	—	(6,130)	2,750
Repayments on capital expenditure facility	(781)	(7,781)	(781)
Payment of dividends	(1,866)	(1,866)	(298)
Net proceeds from issuance of common stock	—	199	—
Treasury stock purchases	(1,034)	(24)	(853)
Net cash provided by (used in) financing activities	(3,681)	(15,602)	818
EFFECTS OF EXCHANGE RATES ON CASH	(20)	(898)	81

NET (DECREASE) INCREASE IN CASH AND CASH EQUIVALENTS	(3,902)	8,170	1,499
CASH AND CASH EQUIVALENTS, beginning of the period	20,353	12,183	13,375
CASH AND CASH EQUIVALENTS, end of the period	$16,451	$20,353	$14,874

DMC GLOBAL INC.
RECONCILIATIONS OF NON-GAAP FINANCIAL MEASUREMENTS TO MOST
DIRECTLY COMPARABLE GAAP FINANCIAL MEASUREMENTS
(Amounts in Thousands)
(unaudited)

DMC Global

EBITDA and Adjusted EBITDA

	Three months ended			Change
	Mar 31, 2020	Dec 31, 2019	Mar 31, 2019	Sequential	Year-on-year
Net income (loss)	$4,155	$(5,288)	$15,170	179%	-73%
Interest expense, net	238	385	373	-38%	-36%
Income tax provision	2,069	4,741	4,888	-56%	-58%
Depreciation	2,352	2,138	1,798	10%	31%
Amortization of purchased intangible assets	354	355	398	—%	-11%

EBITDA	9,168	2,331	22,627	293%	-59%
Restructuring expenses, net	1,116	13,203	78	-92%	1,331%
Restructuring related accounts receivable write off	—	131	—	-100%	n/a
Stock-based compensation	1,118	1,296	1,171	-14%	-5%
Other (income) expense, net	(115)	661	21	-117%	-648%
Adjusted EBITDA	$11,287	$17,622	$23,897	-36%	-53%

Adjusted operating income

	Three months ended			Change
	Mar 31, 2020	Dec 31, 2019	Mar 31, 2019	Sequential	Year-on-year
Operating income, as reported	$6,347	$499	$20,452	1,172%	-69%
Restructuring programs:
NobelClad	59	458	78	-87%	-24%
DynaEnergetics	938	12,745	—	-93%	n/a
Corporate	119	—	—	n/a	n/a
Restructuring related accounts receivable write off	—	131	—	-100%	n/a
Adjusted operating income	$7,463	$13,833	$20,530	-46%	-64%

Adjusted Net Income and Adjusted Diluted Earnings per Share

	Three months ended March 31, 2020
	Pretax	Tax	Net	Diluted EPS
Net income, as reported	$6,224	$2,069	$4,155	$0.28
Restructuring programs:
NobelClad	59	—	59	—
DynaEnergetics	938	—	938	0.06
Corporate	119	—	119	0.01
Adjusted net income	$7,340	$2,069	$5,271	$0.35

DMC GLOBAL INC.
RECONCILIATIONS OF NON-GAAP FINANCIAL MEASUREMENTS TO MOST
DIRECTLY COMPARABLE GAAP FINANCIAL MEASUREMENTS
(Amounts in Thousands)
(unaudited)

	Three months ended December 31, 2019
	Pretax	Tax	Net	Diluted EPS
Net loss, as reported	$(547)	$4,741	$(5,288)	$(0.36)
Restructuring programs:
NobelClad	458	4	454	0.03
DynaEnergetics	12,745	160	12,585	0.86
Restructuring related accounts receivable write off	131	—	131	0.01
Impact of tax valuation allowances	—	(1,647)	1,647	0.11
Adjusted net income	$12,787	$3,258	$9,529	$0.65

	Three months ended March 31, 2019
	Pretax	Tax	Net	Diluted EPS
Net income, as reported	$20,058	$4,888	$15,170	$1.01
Restructuring programs:
NobelClad	78	—	78	0.01
Adjusted net income	$20,136	$4,888	$15,248	$1.02

DMC GLOBAL INC.
RECONCILIATIONS OF NON-GAAP FINANCIAL MEASUREMENTS TO MOST
DIRECTLY COMPARABLE GAAP FINANCIAL MEASUREMENTS
(Amounts in Thousands)
(unaudited)

Return on Invested Capital

		Three months ended
		Mar 31, 2019	Dec 31, 2019	Sep 30, 2019	Dec 31, 2019	Mar 31, 2020
Operating income		20,452	$24,653	$12,821	$499	$6,347
Income tax provision (benefit) (1)		4,990	7,371	5,782	5,227	2,107
Net operating profit after taxes (NOPAT)		15,462	17,282	7,039	(4,728)	4,240
Trailing Twelve Months NOPAT					35,055	23,833

	Balances as of
	Dec 31, 2018	Mar 31, 2019	Jun 30, 2019	Sep 30, 2019	Dec 31, 2019	Mar 31, 2020
Allowance for doubtful accounts	513	574	428	405	967	2,320
Deferred tax assets	(4,001)	(3,843)	(3,656)	(3,431)	(3,836)	(3,902)
Deferred tax liabilities	379	880	458	1,469	3,786	3,692
Accrued income taxes	9,545	5,367	9,419	10,427	9,651	8,666
Current portion of lease liabilities	—	2,122	2,016	1,944	1,716	1,618
Long-term portion of lease liabilities	—	6,157	9,506	9,487	9,777	9,454
Current portion of long-term debt	3,125	3,125	3,125	3,125	3,125	3,125
Long-term debt	38,230	40,239	32,744	25,010	11,147	10,406
Total stockholders' equity	134,286	148,911	163,501	167,076	172,141	173,689
Total invested capital	182,077	203,532	217,541	215,512	208,474	209,068
Average invested capital				193,497	195,276	206,300

Trailing Twelve Months Return on Invested Capital (ROIC)				29%	18%	12%

(1) Tax calculation for NOPAT:
	Three months ended				Twelve months ended	Three months ended
	Mar 31, 2019	Jun 30, 2019	Sep 30, 2019	Dec 31, 2019	Dec 31, 2019	Mar 31, 2020
Income before income taxes	20,058	24,587	12,604	(547)	56,702	6,224
Income tax provision (benefit)	4,888	7,343	5,689	4,741	22,661	2,069
Effective tax rate	24.4%	29.9%	45.1%	(866.7)%	40.0%	33.2%

DMC GLOBAL INC.
RECONCILIATIONS OF NON-GAAP FINANCIAL MEASUREMENTS TO MOST
DIRECTLY COMPARABLE GAAP FINANCIAL MEASUREMENTS
(Amounts in Thousands)
(unaudited)

DynaEnergetics

	Three months ended			Change
	Mar 31, 2020	Dec 31, 2019	Mar 31, 2019	Sequential	Year-on-year
Operating income, as reported	$8,606	$3,947	$23,110	118%	-63%
Adjustments:
Restructuring	938	12,744	—	-93%	n/a
Restructuring related accounts receivable write off	—	131	—	-100%	n/a

Adjusted operating income	9,544	16,822	23,110	-43%	-59%
Depreciation	1,512	1,390	1,098	9%	38%
Amortization of purchased intangibles	260	260	301	—%	-14%
Adjusted EBITDA	$11,316	$18,472	$24,509	-39%	-54%

NobelClad

	Three months ended			Change
	Mar 31, 2020	Dec 31, 2019	Mar 31, 2019	Sequential	Year-on-year
Operating income, as reported	$1,476	$1,221	$1,830	21%	-19%
Adjustments:
Restructuring expenses, net	59	459	78	-87%	-24%

Adjusted operating income	1,535	1,680	1,908
Depreciation	740	615	700	20%	6%
Amortization of purchased intangibles	94	95	97	-1%	-3%
Adjusted EBITDA	$2,369	$2,390	$2,705	-1%	-12%